UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2006

Guideline, Inc.
(Exact Name of Registrant as Specified in its Charter)

New York	0-15152	13-2670985
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 Avenue of the Americas, New York, NY	10011
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 645-4500

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On November 14, 2006, Guideline, Inc. (the “Registrant”) issued a press release (the “Press Release”) announcing its earnings for the fiscal quarter and nine months ended September 30, 2006. A copy of the Press Release is furnished herewith as Exhibit 99.1 and incorporated herein by reference. The information in this Item 2.02 of Form 8-K and Exhibit 99.1 attached hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such filing. The Press Release contains financial measures that are not in accordance with generally accepted accounting principles in the United States ("GAAP"). The Registrant has provided a reconciliation within the Press Release of the non-GAAP financial measures to net income, the most directly comparable GAAP financial measure. EBITDA, which is defined as the Registrant’s net income (loss) before interest, income taxes, and depreciation and amortization, is presented in the Press Release because the Registrant's credit facility, which contains a term note totaling $4,500,000, maturing in 2010, and a revolving loan facility totaling $4,500,000, includes financial and other covenants which are based on or refer to the Registrant's EBITDA. Management also believes that EBITDA is a useful measure to investors, allowing them to focus on the Registrant’s recurring results of operations. Additionally, management believes that EBITDA is a common alternative to measuring operating performance used by investors and financial analysts to measure value, cash flow and performance. The non-GAAP financial measure described above should be considered in addition to, but not as a substitute for, other measures of financial performance prepared in accordance with GAAP that are presented in the Press Release.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

99.1	Press Release dated November 14, 2006 with respect to the Registrant’s financial results for the fiscal quarter and nine months ended September 30, 2006 (furnished only).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Guideline, Inc.

Date: November 14, 2006	By:	/s/ Peter Stone
Name: Peter Stone Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release dated November 14, 2006 with respect to the Registrant’s financial results for the fiscal quarter and nine months ended September 30, 2006 (furnished only).